EXHIBIT 10.15

FIFTH AMENDMENT
TO LOAN AGREEMENT AND REVOLVING NOTE

        This Fifth Amendment to Loan Agreement and Revolving Note is made and entered into effective the 1st day of October, 2005, by and between U.S. Bank National Association, a national banking association, with an address of 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117-5308 (“Lender”) and Daktronics, Inc., a South Dakota corporation, with an address of 331 — 32nd Avenue, Brookings, South Dakota 57006 (“Borrower”).

RECITALS:

        A.   Lender and Borrower entered into a Loan Agreement dated October 14, 1998, which Loan Agreement was amended by an Amendment to Loan Agreement dated November 30, 1999, an Amendment to Loan Agreement dated December 8, 2000, a third Amendment to Loan Agreement dated June 20, 2002, and a Fourth Amendment to Loan Agreement dated December 2, 2003.

        B.   In accordance with the Loan Agreement, Lender is the holder of a Revolving Note dated October 14, 1998, signed on behalf of Borrower. Pursuant to the Amendment to Loan Agreement dated November 30, 1999, the loan amount is $20,000,000.00 (the “Revolving Loan”).

        C.   Lender and Borrower mutually wish to extend the maturity date of the Revolving Loan from October 1, 2005 to October 1, 2007, and modify some of the covenants of Borrower.

        NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

        1.    The Loan Agreement and Revolving Note are hereby amended to provide that the Revolving Loan Maturity Date is October 1, 2007.

        2.    Section 6.10 of the Loan Agreement is amended to read as follows:

               Merger.   Borrower may merge, consolidate or enter into an analogous reorganization without the prior written consent of Lender, provided that the transaction is valued at less than 3,000,000.00 and the Borrower is in compliance with all covenants and conditions of this Loan Agreement.

        3.   Section 6.11 of the Loan Agreement is amended to read as follows:

               Acquisitions.    Borrower will not acquire during any fiscal year another business, firm or company in excess of $3,000,000.00, without prior written approval from Lender.

        4.   Schedule VI to the Loan Agreement (“Schedule VI”) is amended to provide with respect to the Tangible Net Worth covenant:

              Tangible Net Worth.    The Borrower will not permit its Tangible Net Worth (the excess of its assets, excluding intangible assets, over its liabilities) at any time to be less than $75,000,000.00.

        5.   Schedule VI is further amended to provide with respect to the definition of “Adjusted Fixed Charge Coverage Ratio”:

               Minimum Adjusted Fixed Charge Coverage Ratio.    The Borrower will not permit the Minimum Adjusted Fixed Charge Ratio, as of the last day of any fiscal year for the four consecutive fiscal quarters ending on that date to be less than 2 to 1.

              For purposes hereof, the following definitions have the following meanings:

               “EBITDA”:    For any period of determination, the net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

               “Adjusted Fixed Charge Coverage Ratio”:    For any period of determination with respect to the Borrower, the ratio of

               (a)    EBITDA minus the sum of (i) any dividends or other distributions, (ii) expenditures in the sum of $3,000,000.00 for fixed and capital assets not finances and (iii) tax expenses,

                        to

               (b)    all required principal and interest payments with respect to Indebtedness (including but not limited to all payments with respect to capitalized lease obligations of the Borrower), in each case determined for said period in accordance with GAAP.

        6.   Schedule VI is further amended to provide with respect to the IBD/EBITDA covenant:

               IBD/EBITDA.    The Borrower will not permit the IBD/EBITDA Ratio, as of the last day of any fiscal quarter to be greater than 1 to 1.

              For purposes hereof, the following definitions have the following meanings:

               “IBD”:   All interest bearing obligations, including those represented by bonds, debentures, or other debt securities.

               “EBITDA”:    For any period of determination, the net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP. This computation will use the last four quarters.

        7.    Except as modified herein, all the terms and conditions of the Loan Agreement and Revolving Note, including previous Amendments thereto, shall remain in full force and effect.

        8.    Borrower acknowledges that the Loan Agreement, Revolving Note, and related loan documents are and shall remain the legal and binding obligation of Borrower, free of any claim, defense, or offset.

LENDER:	BORROWER:

U.S. BANK NATIONAL ASSOCIATION	DAKTRONICS, INC.

By: s/s Carl Wynja	By: s/s James B. Morgan
Carl Wynja	James B. Morgan
Its: Senior Vice President	Its: Chief Executive Officer

By: s/s William R. Retterath
William R. Retterath
Its: Chief Financial Officer